Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-274547, 333-277809, 333-280071, and 333-281113 on Form S-1, Registration Statement Nos. 333-281956, 333-282389, and 333-285614 on Form S-3 and Registration Statement Nos. 333-277549, 333-281083, 333-282562, 333-288193, 333-289841, 333-290861, and 333-294238 on Form S-8 of Serve Robotics Inc. of our report dated April 13, 2026, relating to the financial statements of Diligent Robotics, Inc. appearing in this Current Report on Form 8-K dated April 14, 2026.

/s/ dbbmckennon

Newport Beach, California

April 14, 2026